Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-37261 on Form S-8 of Southern Union Company, of our report dated June 20, 2008, appearing in this Annual report on Form 11-K of the Southern Union Company Savings Plan (the “Plan”) for the year ended December 31, 2007.

/s/ McConnell & Jones LLP
Houston, Texas
June 20, 2008